Exhibit (m)(viii)

CALAMOS ETF TRUST

DISTRIBUTION PLAN

Adopted December 16, 2022

The Board of Trustees of Calamos ETF Trust (the “Trust”) has determined that there is a reasonable likelihood that the following distribution plan (the “Plan”) will benefit the Trust and the separate series of the Trust (each, a “Fund” and together, the “Funds”) and their shareholders. Accordingly, pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), this Plan is hereby adopted on behalf of the Funds listed in Schedule A, the terms of which are as follows:

1.            This Plan does not obligate the Trust or any other party to enter into an agreement with any particular person.

2.             Each Fund may respectively pay to its principal underwriter (its “Distributor”) a fee for distribution and services provided under any written distribution agreement, and further may reimburse other parties, including its service providers, for distribution-related services and expenses allowed pursuant to Rule 12b-1 of the Act, including but not limited to: the printing of prospectuses and reports used for sales purposes, advertisements, expenses of preparation and printing of sales literature, and personal services provided to shareholders of the Fund making the payment, including answering inquiries regarding such Fund.

Amounts paid or payable by a Fund under this Plan or any agreement related hereto shall not exceed 0.25% of the Fund’s average daily net assets and shall only be used to pay for, or reimburse payment for, distribution expenses and services listed in the prior paragraph or otherwise allowed pursuant to Rule 12b-1 of the Act (“Allowed Expenses”). Expenses relating to services provided to or benefiting more than one Fund shall be divided or allocated between or among the relevant Funds on a fair and equitable basis.

As of the end of a Fund’s fiscal year, the Allowed Expenses incurred may exceed 0.25% of the Fund’s average daily net assets, and to the extent exceeding 0.25%, shall be carried over for no more than three subsequent fiscal years, subject always to the limitation that the Fund may not pay or reimburse in any fiscal year more than 0.25% of the Fund’s average daily net assets to current expenses and carried over excess expenses.

3.            This Plan shall not take effect with respect to any Fund until it has been approved by (a) a vote of at least a majority of the outstanding voting securities of such Fund, if adopted after the public offering of such shares; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the non-interested Trustees (meaning those Trustees who are not interested persons of the Trust within the meaning of Section 2(a)(19) of the Act, referred to hereafter as “Independent Trustees”), cast in person at a meeting called for the purpose of voting on this Plan or such agreement. Thereafter, the Plan shall continue in effect year to year as of the date of its initial execution or adoption, but only if specifically approved at least annually in the same manner as described above in (b). Any material amendment to this Plan shall be approved as described above in (b), and the amount of Allowed Expenses shall not be increased materially without first obtaining an approving vote by a majority of the outstanding voting securities of the Fund for which such change is being made, as described above in (a).

4.            A person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, which the Trustees shall review, a written report of the amounts so expended and the purposes for which such expenditures were made. Such report shall include any division or allocation of expenses between or among Funds.

5.            This Plan may be terminated at any time by the vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of a Fund, with respect to that Fund.

6.            All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Independent Trustees who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by the vote of a majority of the outstanding voting securities of the Fund, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment (as defined in the Act).

7.             So long as the Plan is in effect, nominees for election as Independent Trustees shall be selected by the Independent Trustees as required by Rule 12b-1 under the Act.

8.            Any obligation of the Trust hereunder shall be binding only upon the assets of the Trust (or the relevant Fund, as applicable) and shall not be binding upon any trustee, officer, employee, agent, or shareholder of the Trust. Neither the authorization of any action by the Trustees or shareholders of the Trust nor the execution of this Plan on behalf of the Trust shall impose any liability upon any Trustee or any shareholder.

SCHEDULE A

to the

DISTRIBUTION PLAN

As of June 18, 2025

Funds subject to this Plan:

Fund	Effective Date
Calamos Antetokounmpo Global Sustainable Equities ETF	December 16, 2022
Calamos Convertible Equity Alternative ETF	September 1, 2023
Calamos CEF Income & Arbitrage ETF	September 26, 2023
Calamos Nasdaq Equity & Income ETF	December 12, 2023
Calamos S&P 500 Structured Alt Protection ETF – May	April 18, 2024
Calamos S&P 500 Structured Alt Protection ETF – August	April 18, 2024
Calamos S&P 500 Structured Alt Protection ETF – July	May 22, 2024
Calamos S&P 500 Structured Alt Protection ETF – September	May 22, 2024
Calamos Nasdaq-100 Structured Alt Protection ETF – June	April 18, 2024
Calamos Nasdaq-100 Structured Alt Protection ETF – September	April 18, 2024
Calamos Nasdaq-100 Structured Alt Protection ETF – December	April 18, 2024
Calamos Nasdaq-100 Structured Alt Protection ETF – March	April 18, 2024
Calamos Russell 2000 Structured Alt Protection ETF – July	May 13, 2024
Calamos Russell 2000 Structured Alt Protection ETF – October	May 13, 2024
Calamos Russell 2000 Structured Alt Protection ETF – January	May 13, 2024
Calamos Russell 2000 Structured Alt Protection ETF – April	May 13, 2024
Calamos S&P 500 Structured Alt Protection ETF – October	August 12, 2024
Calamos S&P 500 Structured Alt Protection ETF – November	August 12, 2024
Calamos S&P 500 Structured Alt Protection ETF – December	August 12, 2024
Calamos S&P 500 Structured Alt Protection ETF – January	August 12, 2024
Calamos S&P 500 Structured Alt Protection ETF – February	August 12, 2024
Calamos S&P 500 Structured Alt Protection ETF – March	August 12, 2024
Calamos S&P 500 Structured Alt Protection ETF – April	August 12, 2024
Calamos S&P 500 Structured Alt Protection ETF – June	August 12, 2024
Calamos Laddered S&P 500 Structured Alt Protection ETF	August 12, 2024
Calamos Bitcoin Structured Alt Protection ETF – January	January 10, 2025
Calamos Bitcoin Structured Alt Protection ETF – April	January 10, 2025
Calamos Bitcoin Structured Alt Protection ETF – July	January 10, 2025
Calamos Bitcoin Structured Alt Protection ETF – October	January 10, 2025
Calamos Bitcoin 90 Series Structured Alt Protection ETF – January	January 23, 2025
Calamos Bitcoin 90 Series Structured Alt Protection ETF – April	January 23, 2025
Calamos Bitcoin 90 Series Structured Alt Protection ETF – July	January 23, 2025
Calamos Bitcoin 90 Series Structured Alt Protection ETF – October	January 23, 2025
Calamos Bitcoin 80 Series Structured Alt Protection ETF – January	January 23, 2025
Calamos Bitcoin 80 Series Structured Alt Protection ETF – April	January 23, 2025
Calamos Bitcoin 80 Series Structured Alt Protection ETF – July	January 23, 2025
Calamos Bitcoin 80 Series Structured Alt Protection ETF – October	January 23, 2025
Calamos Bitcoin Structured Alt Protection ETF – 6 Mo Jan/Jul	January 23, 2025
Calamos Bitcoin Structured Alt Protection ETF – 6 Mo Apr/Oct	January 23, 2025
Calamos Autocallable Income ETF	June 18, 2025